      As filed with the Securities and Exchange Commission on February ___, 2004
                                                   Registration No._____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        COMPOSITE TECHONOLOGY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Nevada                                     59-2025386
-----------------------------------------      ---------------------------------
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)

 2026 McGaw Avenue, Irvine, California                       92614
-----------------------------------------      ---------------------------------
(Address of principal executive offices)                   (Zip Code)


             2002 NON-QUALIFIED STOCK COMPENSATION PLAN, AS AMENDED
             ------------------------------------------------------
                            (Full title of the plan)

                                Benton Wilcoxon
                               2026 McGaw Avenue
                            Irvine, California 92614
                                 (949) 428-8500

                                   copies to:

                                Richard O. Weed
                                 Weed & Co. LLP
                        4695 MacArthur Court, Suite 1430
                            Newport Beach, CA 92660
                             Telephone 949.475.9086
              -----------------------------------------------------
              (Name and address and telephone of agent for service)

                                      CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED          REGISTERED            SHARE (1)             PRICE(1)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock, par          1,504,780 (3)             $1.80              $2,708,604             $343.18
value $.001 per
share (2)
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock, par          3,495,220 (4)             $1.80              $6,291,396             $797.12
value $.001 per share
----------------------- --------------------- -------------------- --------------------- --------------------
Total                        5,000,000                                  $9,000,000            $1,140.30

----------------------- --------------------- -------------------- --------------------- --------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid and ask prices of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on February 6, 2004.
(2) Includes 44,318 shares of common stock issued upon a cashless conversion of options issued pursuant to the Plan (based upon an exercise price of $0.25 per share), 120,765 shares of common stock issued upon a cashless conversion of options issued pursuant to the Plan (based upon an exercise price of $0.53 per share), 50,000 shares of common stock issued upon a cashless conversion of options issued pursuant to the Plan (based upon an exercise price of $0.50 per share), and 60,000 shares of common stock issued upon conversion of options issued pursuant to the Plan with an exercise price of $0.25 per share.
(3) Consists of 1,504,780 shares of common stock issued to consultants pursuant to the 2002 Non-Qualified Stock Compensation Plan (the "Plan") as described in the Explanatory Note herein.
(4) Consists of 3,495,220 shares of common stock available for issuance pursuant to the Plan, as described in the Explanatory Note herein.

                                EXPLANATORY NOTE

         On February 27, 2002 we filed a registration statement on Form S-8 (Registration No. 333-83504) registering 9,000,000 shares of stock pursuant to our 2002 Non-Qualified Stock Compensation Plan, and such registration statement and prospectus are expressly incorporated by reference to this registration statement and prospectus. On October 24, 2002, our Board of Directors voted to amend the plan by increasing the number of shares of common stock authorized under the plan to 14,000,000, which was approved by a majority of our stockholders on February 17, 2003. Our intention to register these additional shares was noted in our definitive proxy filed with the Securities and Exchange Commission ("SEC") on January 27, 2003.

         Between March 18, 2003 and February 4, 2004, pursuant to the plan, we issued common stock and options representing 1,504,780 shares of common stock to nine employees and consultants. On February 5, 2004 it came to our attention that we and our counsel had inadvertently failed to file the Form S-8 registration statement registering the additional shares. All parties, including our management, the consultants and the subsequent purchasers assumed that the shares issued had been registered in accordance with the Securities Act of 1933, as amended. In accordance with SEC policy and its published interpretations to minimize adverse consequences to purchasers innocent of error, we are registering those shares herein, and including a reoffer prospectus to address the resale considerations. We note further that, at the time of the initial issuance of the shares to the consultants, we were S-3 eligible, and therefore any resale of such shares was not subject to volume limitation.

         The remaining 3,495,220 shares included in this registration statement and prospectus reflect the unissued additional shares authorized for the plan but not previously registered. No other terms or conditions of the plan have been modified.

         Accordingly, this registration statement and prospectus consists of two parts: a reoffer prospectus pertaining to the 1,504,780 shares discussed above, and the remainder of the document, which includes the short-form information described in General Instruction E to Form S-8 and pertaining to the registration of the 3,495,220 additional shares.

                    Reoffer Prospectus dated February 9, 2004

                        COMPOSITE TECHNOLOGY CORPORATION

                        1,504,780 Shares of Common Stock
           Issued under the 2002 Non-Qualified Stock Compensation Plan


This prospectus relates to the public resale, from time to time, of an aggregate of 1,504,780 shares (the "Shares") of our common stock, $.001 par value by certain shareholders identified below in the section entitled "The Selling Shareholders." These Shares have been acquired pursuant to our 2002 Non-Qualified Stock Compensation Plan, as amended (the "Plan").

We have not, and will not, receive any of the proceeds from the sale of the Shares by the Selling Shareholders of the Shares covered by this prospectus.

We have not entered into any underwriting arrangements in connection with the sale of Shares. The Shares may be sold from time to time by the Selling Shareholders or by permitted pledgees, donees, transferees or other permitted successors in interest and may be made on the Over-the-Counter Bulletin Board ("OTCBB") at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

Our common stock is traded on the OTCBB under the symbol "CPTC." On February 6, 2004 the closing sale price of our common stock on the OTCBB was $1.78 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                Table of Contents



Prospectus Summary...........................................................6

Risk Factors.................................................................7

Forward-Looking Statements..................................................13

Use Of Proceeds.............................................................14

Selling Shareholders........................................................14

Plan of Distribution........................................................15

Legal Proceedings...........................................................16

Interest of Named Experts and Counsel.......................................18

Commission Position on Indemnification......................................18

Information Incorporated by Reference.......................................19

Where You Can Find Additional Information...................................20

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION.

OUR COMPANY

         We have developed composite technologies and manufacturing processes for products used in the global electrical utility industry. Our principal product is our proprietary patent pending composite reinforced conductor known as ACCC (Aluminum Conductor Composite Core) cable. Our ACCC cable can transmit up to two times more power than comparably sized conventional cables in use today. ACCC can solve line sag problems, create energy savings through less line losses, significantly lower electromagnetic fields, and can easily be retrofitted on existing towers to upgrade energy throughput. ACCC cables allow utility companies, power producers and transmission owners to easily replace transmission lines using standard installation techniques and equipment without modification to existing towers, thereby avoiding the deployment of new towers and establishment of easements, all of which may be costly, time consuming, controversial and harmful to the environment.

         Independent reviews confirm that the use of our technology to replace existing lines could improve the reliability and reduce stress on the already overloaded electrical infrastructure at a fraction of the cost and in a much shorter time period than is required to obtain expensive new easements and build new tower systems for new lines.

         Electricity now accounts for nearly 40% of total energy consumption in the United States and in other countries with similar levels of economic development. We believe that the electricity system has emerged as one of the world's most critical infrastructures because it enables all other infrastructures to function. To ensure the capability and reliability of electricity systems in the twenty-first century, new advanced materials, polymers, composites and special structures will be required. High-performance polymeric cables, such as our ACCC cables, are expected to meet the needs of the electrical industry because of their higher current carrying capacity and ability to better tolerate high stresses during emergency overload conditions, while still weighing the same or less than comparable conventional cables.

         In November/December 2003, we produced our first commercial ACCC cable at General Cable, one of the largest cable manufacturers in North America. We designed the cable to replace the "Drake" size cable commonly used in transmission lines and in larger distribution lines in order to meet General Cable's specific requirements. In December 2003, we received our first commercial order for ACCC cable for a new transmission line in Kingman, Kansas. We anticipate production of our ACCC cables for Kingman, Kansas will begin in the first quarter of 2004. We will continue to design and produce various sizes of ACCC cable to meet a range of customer requirements.

         We maintain our principal offices at 2026 McGaw Avenue, Irvine, California 92614. Our telephone number at that address is (949) 428-8500. Our website address is www.compositetechcorp.com.

THE OFFERING

         We are registering 1,504,780 shares of our common stock for sale by the selling shareholders identified in the section of this prospectus entitled "Selling Shareholders." Information regarding our common stock and the warrants is included in the section of this prospectus entitled "Description of Securities."

                                  RISK FACTORS


         AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING OUR COMPANY AND ITS BUSINESS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS OR FUTURE PERFORMANCE OF OUR COMPANY. DO NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH ARE ONLY PREDICTIONS AND SPEAK ONLY AS OF THE DATE HEREOF. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD REVIEW CAREFULLY VARIOUS RISKS AND UNCERTAINTIES IDENTIFIED IN THIS PROSPECTUS, INCLUDING THE MATTERS SET BELOW AND IN OUR OTHER SEC FILINGS. THESE RISKS AND UNCERTAINTIES COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO UPDATE OR PUBLICLY ANNOUNCE REVISIONS TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

WE ARE A "START-UP" COMPANY AND HAVE A LIMITED OPERATING HISTORY.

         We are a "start-up" company and have a limited operating history. We are subject to business risks that are typical of "start-up" companies and "lead-time" factors are expected to affect the timing of our receipt of revenues. There can be no assurance that we will be able to generate any significant revenues. Until we generate significant revenues, we will experience negative cash flows and financial losses. Our ability to generate revenues may be affected by numerous factors. No assurance can be given that a demand for our product will develop or, if it does develop, that it will be sufficient to justify our investment in developing our intended business.

WE EXPECT FUTURE LOSSES AND WE MAY NOT BECOME PROFITABLE.

         Prior to acquiring Transmission Technology Corporation ("TTC"), we were a shell corporation having no operating history, revenues from operations, or assets since December 31, 1989. We have not had any revenues from operations subsequent to acquiring TTC though September 30, 2003. We anticipate that we will experience significant quarterly and annual losses for the foreseeable future.

         We may not ever become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We expect the need to significantly increase our general administrative and product prototype and equipment prototype production expenses, as necessary. As a result, we will need to generate significant revenues to achieve and maintain profitability.

OUR INDEPENDENT AUDITORS HAVE ISSUED A QUALIFIED REPORT WITH RESPECT TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         Our accountants have issued a report relating to our audited financial statements which contains a qualification with respect to our ability to continue as a going concern because, among other things, our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities from normal business operations when they come due. For the fiscal year ended September 30, 2003 and 2002, we had a net loss of $(6,751,252) and $(4,518,082), respectively. For the same periods, we had negative cash flows from operations of $(2,022,935) and $(715,923), respectively. As of September 30, 2003, our accumulated deficit was $(11,796,877).

OUR PRODUCT MAY NOT BE ACCEPTED BY OUR POTENTIAL CUSTOMERS.

         While we have received numerous serious inquiries about our products and technology, there can be no assurance that we will be able to profit from the development or manufacture of our products as planned, or that we will be successful in consummating sales of our products to our potential customers. Our ability to successfully commercialize our products will depend in part on the acceptance of our products by our potential customers, primarily the major utility companies. The failure of utility companies to purchase our products would have a material adverse effect on our business, results of operations and financial condition. Any unfavorable publicity concerning us or any of our products could have an adverse effect on our ability to achieve acceptance of our products by utility companies and to commercialize our products, which could have a material adverse effect on our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY.

         The transition from a small company focused on research and development of our products to a company with the additional focus on commercial production, marketing, and sales has placed and will continue to place a significant strain on our managerial, operational, and financial resources. Failure to manage our growth effectively could have a material adverse effect on our business, results of operations and financial condition. Significant additional growth will be necessary for us to achieve its plan of operation.

OUR FAILURE TO RAISE NECESSARY CAPITAL COULD RESTRICT OUR GROWTH, LIMIT OUR ABILITY TO DEVELOP AND MARKET OUR PRODUCT AND HINDER OUR ABILITY TO COMPETE.

         In order to fully exploit our business plan, we anticipate the need to raise significant additional funds. Failure to obtain adequate capital would:
(i) restrict our growth; (ii) limit our ability to market our product; (iii) limit the development of our product; (iv) hinder our ability to compete; and
(v) hinder our ability to continue our business operations. Any of these consequences would have a material adverse effect on our business, results of operations and financial condition.

TO SATISFY OUR CAPITAL REQUIREMENTS, WE MAY SEEK TO RAISE FUNDS IN THE PUBLIC OR PRIVATE CAPITAL MARKETS.

         Our ability to raise additional funds in the public or private markets will be adversely affected if the results of our business operations are not favorable, or if any products developed are not well-received. We may seek additional funding through corporate collaborations and other financing vehicles or from loans or investments from new or existing stockholders. There can be no assurance that any such funding will be available to us, or if available, that it will be available on acceptable terms. If adequate funds are not available, we will not be able to complete the commercialization of any products that we may have developed. As a result, we may be required to discontinue our operations without obtaining any value for our products under development, thereby eliminating stockholder equity, or we could be forced to relinquish rights to some or all of our products under development in return for an amount substantially less than we expended to develop such products. If we are successful in obtaining additional financing, the terms of the financing may have the effect of diluting the holdings or adversely affecting the rights of the holders of common stock.

WE MAY NOT BE ABLE TO DIVERSIFY OUR OPERATIONS INTO OTHER INDUSTRIES.

         Because of the limited financial resources that we have, we may not be able to diversify our activities into other areas outside the development, production, and commercialization of cable and support systems for use in electrical power transmission and distribution systems. Our inability to diversify our products into other areas will subject us to economic fluctuations within this industry and therefore increase the risks associated with our operations.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS AND MAY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS.

         Establishment of patents and other proprietary rights is important to our success and our competitive position. Accordingly, we intend to devote substantial resources to the establishment and protection of patents and other proprietary rights. There can be no assurance that the actions taken by us to establish and protect any patents or other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from prohibiting sales of any products we may develop in violation of the patents and proprietary rights of others. Moreover, no assurance can be given that others will not assert rights in, or ownership of, patents and other proprietary rights we may establish or acquire or that we will be able to successfully resolve such conflicts.

         There can be no assurance that any of our pending patents for our technologies and products will be issued. There can be no assurance that any patents related to the technology licensed under the License Agreement will be issued.

WE DEPEND ON KEY PERSONNEL AND WE MAY NOT BE ABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES.

         Our success will be largely dependent, in particular, upon the continuing services of Benton H Wilcoxon, our Chief Executive Officer, and C. William Arrington, our President. If Mr. Wilcoxon or Mr. Arrington were unable to provide services to us for whatever reason, our business would be adversely affected. Neither Mr. Wilcoxon nor Mr. Arrington has entered into employment agreements with us.

         In addition, our ability to develop and market our products and to achieve profitability will depend on our ability to attract and retain highly talented personnel. We face intense competition for personnel from other companies. There can be no assurance that we will be successful in attracting and retaining key personnel. The loss of key personnel, or the inability to attract and retain the additional, highly-talented employees required for the development and commercialization of our products, could adversely affect our results of operations and our business.

A FAILURE TO ESTABLISH AND MAINTAIN RELATIONSHIPS WITH STRATEGIC PARTNERS MAY HARM OUR BUSINESS.

         We will depend on establishing and maintaining relationships with strategic partners. Our ability to develop, produce, and market our products is dependent upon our ability to establish and maintain relationships with other companies and individuals. We may not be able to enter into relationships with these companies on commercially reasonable terms or at all. Even if we enter into these relationships, not all such relationships may result in benefits for our company.

WE CANNOT CONTROL THE COST OF OUR RAW MATERIALS.

         Our principal raw materials will be glass and carbon fibers, plus various polymer resins and high-grade aluminum. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feedstocks, market demand, and freight costs. The prices for these raw materials have varied significantly and may vary significantly in the future. We may not be able to adjust our product prices, especially in the short-term, to recover the costs of increases in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material and energy costs to our customers.

INTERRUPTIONS OF SUPPLIES FROM OUR KEY SUPPLIERS MAY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL PERFORMANCE.

         Interruptions of supplies from our key suppliers of raw materials could disrupt production or impact our ability to increase production and sales. We use a limited number of sources for most of the other raw materials that we use. We do not have long-term or volume purchase agreements with most of our suppliers, and may have limited options in the short-term for alternative supply if these suppliers fail, for any reason, including their business failure or financial difficulties, to continue the supply of materials or components. Moreover, identifying and accessing alternative sources may increase our costs.

WE ARE CONTROLLED BY A SMALL NUMBER OF STOCKHOLDERS.

         Currently, three stockholders in the aggregate beneficially own or control approximately 39% of the outstanding common stock. As a result, these persons will have the ability to control substantially all matters submitted to our stockholders for approval and to control our management and affairs. See "Security Ownership of Certain Beneficial Owners and Management."

WE WILL LIKELY EXPERIENCE CUSTOMER CONCENTRATION.

         Until and unless we secure multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on one or a limited number of customers. Dependence on a single or a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us.

OUR BUSINESS MAY BE SUBJECT TO INTERNATIONAL RISKS.

         We are pursuing international business opportunities, including in China, Mexico, Brazil and Africa. Risks inherent in international operations include unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers; challenges in staffing and managing foreign operations; differences in technology standards, employment laws and business practices; longer payment cycles and problems in collecting accounts receivable; political instability; changes in currency exchange rates; currency exchange controls; and potentially adverse tax consequences.

WE MUST COMPLY WITH ENVIRONMENTAL REGULATIONS.

         Our intended operations are subject to various federal, state, and local laws and regulations relating to the protection of the environment. These environmental laws and regulations, which have become increasingly stringent, are implemented principally by the Environmental Protection Agency and comparable state agencies, and govern the management of hazardous wastes, the discharge of pollutants into the air and into surface and underground waters, and the manufacture and disposal of certain substances. There are no material environmental claims currently pending or, to our knowledge, threatened against us. In addition, we believe our planned operations will be implemented in compliance with the current laws and regulations. We estimate that any expenses incurred in maintaining compliance with current laws and regulations will not have a material effect on our earnings or capital expenditures. However, there can be no assurance that current regulatory requirements will not change, that currently unforeseen environmental incidents will not occur, or that past non-compliance with environmental laws will not be discovered.

CHANGES IN INDUSTRY STANDARDS AND REGULATORY REQUIREMENTS MAY ADVERSELY AFFECT OUR BUSINESS.

         As a manufacturer and distributor of wire and cable products we are subject to a number of industry standard-setting authorities, such as Underwriters Laboratories, the Telecommunications Industry Association, the Electronics Industries Association and the Canadian Standards Association. In addition, many of our products may become subject to the requirements of federal, state and local or foreign regulatory authorities. Changes in the standards and requirements imposed by such authorities could have an adverse effect on us. In the event we are unable to meet any such standards when adopted our business could be adversely affected. In addition, changes in the legislative environment could affect the growth and other aspects of important markets served by us. While certain legislative bills and regulatory rulings are pending in the energy and telecommunications sectors which could improve our markets, any delay or failure to pass such legislation and regulatory rulings could adversely affect our opportunities and anticipated prospects may not arise. It is not possible at this time to predict the impact that any such legislation or regulation or failure to enact any such legislation or regulation, or other changes in laws or industry standards that may be adopted in the future, could have on our financial results, cash flows or financial position.

WE WILL EXPERIENCE COMPETITION FROM OTHER COMPANIES IN THE INDUSTRY.

         Our competitors include makers of traditional bare overhead wire and other companies with developmental-stage products that have the potential to compete with ACCC cable. While we are not aware of any existing competing manufacturers that have been able to significantly and cost effectively increase the performance of the current electrical power transmission and distribution cables, there is no certainty that unique technological advances won't be achieved by our competition, with better capital resources, in the future. We believe our competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development, productivity improvements and customer service and support in order to compete in our markets. Such competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than us which may adversely affect our marketing strategies which could have a material adverse effect on our business, results of operations or financial condition. In addition, as we introduce new products, we will compete directly with a greater number of companies. There can be no assurance that we can compete successfully against current or future competitors nor can there be any assurance that competitive pressures faced by us will not result in increased marketing costs, loss of market share or otherwise will not materially adversely affect our business, results of operations and financial condition. See "Competition" under the section of this prospectus entitled "Description of Business."

THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK.

         Our common stock is traded in the over-the-counter market through the Over-the-Counter Electronic Bulletin Board. There is currently an active trading market for the common stock; however there can be no assurance that an active trading market will be maintained. Trading of securities on the Over-the-Counter Electronic Bulletin Board is generally limited and is effected on a less regular basis than that effected on other exchanges or quotation systems (such as the NASDAQ Stock Market), and accordingly investors who own or purchase common stock will find that the liquidity or transferability of the common stock is limited. Additionally, a stockholder may find it more difficult to dispose of, or obtain accurate quotations as to the market value, of common stock. There can be no assurance that the common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY EFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

         Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE PRICE OF OUR COMMON STOCK IS VOLATILE.

         The market price of the common stock may be subject to significant fluctuations in response to our operating results, announcements of new products or market expansions by us or our competitors, changes in general conditions in the economy, the financial markets, the electrical power transmission and distribution industry, or other developments and activities affecting us, our customers, or our competitors, some of which may be unrelated to our performance. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of common stock. The closing bid prices for the common stock has fluctuated from a high of $2.67 to a low of $0.09 since September 30, 2002.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have not paid dividends on the common stock and do not anticipate paying such dividends in the foreseeable future.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS.

         Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

TERRORIST ATTACKS AND OTHER ATTACKS OR ACTS OF WAR MAY ADVERSELY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY.

         The attacks of September 11, 2001, and subsequent events, including the military action in Iraq, has caused and may continue to cause instability in our markets and have led and may continue to lead to, further armed hostilities or further acts of terrorism worldwide, which could cause further disruption in our markets. Acts of terrorism may impact our operations, or those of our customers or suppliers and may further limit or delay purchasing decisions of our customers. Depending on their magnitude, acts of terrorism or war could have a material adverse effect on our business, financial results, cash flows and financial position.

                           FORWARD-LOOKING STATEMENTS

         The forward-looking statements in this prospectus, including statements under "Prospectus Summary" and "Risk Factors," reflect our current views with respect to possible future events and financial performance. They are subject to certain risks and uncertainties, including specifically the absence of significant revenues, financial resources, a history of losses, significant competition, the uncertainty of patent and proprietary rights, trading risks of low-priced stocks and those other risks and uncertainties discussed herein that could cause our actual results to differ materially from our historical results or those we hope to achieve. In this prospectus, the words "anticipates," "believes," "expects," "intends," "future" and similar expressions identify certain forward-looking statements. You are cautioned to consider the specific risk factors described in "Risk Factors" and elsewhere in this prospectus and not to place undue reliance on the forward-looking statements contained in this prospectus. We undertake no obligation to announce publicly revisions we make to these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this prospectus. All written and oral forward-looking statements made subsequent to the date of this prospectus and attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the selling shareholders. Should the selling shareholders holding warrants choose, in their sole discretion, to exercise any of their warrants, we would receive the proceeds from the exercise price. We intend to use the proceeds from the exercise of warrants by the selling shareholders for working capital and general corporate purposes.

         Of the 1,504,780 shares represented by this prospectus, 275,083 shares were issued pursuant to the conversion of options issued under the plan. 215,083 of these shares were issued in "cashless conversions," and we did not receive any cash upon issuance. 60,000 of these shares were issued upon payment of an exercise price of $0.25 per share. We used the $15,000 received in this transaction for general corporate funding and administrative expenses.


                              SELLING SHAREHOLDERS

         The following table provides certain information with respect to our selling shareholders' beneficial ownership of our securities as of the date of this prospectus. The selling shareholders can offer all, some or none of their shares of our common stock, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus. None of the selling shareholders are affiliates of our company, and nor have any of them had a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers. See "Plan of Distribution."

                                                                                                 NUMBER OF SHARES
                                                                                             BENEFICIALLY OWNED AFTER
                                                                                                   OFFERING (2)
                                  NUMBER OF SHARES                                          --------------------------
                                 BENEFICIALLY OWNED          NUMBER OF SHARES               NUMBER OF
      NAME                       BEFORE OFFERING (1)          BEING OFFERED                   SHARES        PERCENTAGE
-------------------------        -------------------         ----------------               --------------------------
Michael McIntosh                      545,868                     545,868                       0               *
Leonard Roman                          95,000                      95,000                       0               *
Mike Johnson                          100,000                     100,000                       0               *
Doug Pilling                           50,000 (3)                  50,000                       0               *
Scott Ferrell                         463,829                     463,829                       0               *
Alan Davis                             25,000                      25,000                       0               *
George Korzeniowski                    60,000 (4)                  60,000                       0               *
Leah Wilder                            44,318 (5)                  44,318                       0               *
Brent Robbins (6)                     120,765 (7)                 120,765                       0               *

(1) The number and percentage of share beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(2) Assumes that all shares will be resold by the Selling Shareholders after this offering.

(3) Issued pursuant to cashless conversion of options based upon an exercise price of $0.50 per share.

(4) Issued upon exercise of options at an exercise price of $0.25 per share.

(5) Issued pursuant to cashless conversion of options based upon an exercise price of $0.25 per share.

(6) Chief Financial Officer of Composite Technology from June 2003 to January 2004.

(7) Issued pursuant to cashless conversion of options based upon an exercise price of $0.53 per share.


                              PLAN OF DISTRIBUTION

         Each selling shareholder is free to offer and sell his or her common stock at such times, in such manner and at such prices as he or she may determine. As used in this prospectus, "Selling Shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests in our common stock. We will pay the costs and fees of registering the common stock, but each selling shareholders will pay their own brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the selling shareholders, except in the event that a selling shareholder exercises any warrants. Although the selling shareholders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.

         The selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling shareholders may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                LEGAL PROCEEDINGS

         The following discussion discusses all known or anticipated material legal proceedings commenced by or against us or our wholly-owned subsidiary, Transmission Technology Corporation ("TTC"):

         A. GARY COPE and ROBERT NIKOLEY v. COMPOSITE TECHNOLOGY CORPORATION ET AL., Orange County Superior Court Case No. 03CC05636; filed December 24, 2002. Plaintiffs Cope and Nikoley allege causes of action for violations of California Labor Code, wrongful termination, unfair business practices, breach of contract, breach of fiduciary duty, fraud, negligent misrepresentation; defamation, declaratory relief, and an accounting arising out of various alleged salary and wrongful termination disputes. Plaintiffs seek actual damages, punitive damages, statutory costs, attorneys' fees, and injunctive relief against us and our officers. The principal parties are our company, Cope, Nikoley, Wilcoxon, and Arrington. We deny plaintiffs' material allegations. The case is presently in the discovery stage and trial is scheduled to begin in May of 2004, although a continuance is likely.

         B. COMPOSITE TECHNOLOGY CORPORATION v. ACQUVEST, INC., PAUL KOCH, VICTORIA KOCH, PATRICIA MANOLIS, AND MICHAEL TARBOX, United States District Court, Southern Division, Case No. SACV03-1664-DOC; filed October 16, 2003. We allege causes of action for declaratory relief, breach of contract, fraudulent inducement, rescission, and economic duress arising out of certain alleged subscription and investment agreements executed between us, Acquvest, Inc., and Manolis. The Defendants deny our material allegations and intend to assert cross-claims against us. We are seeking actual damages, punitive damages, statutory costs, attorneys' fees, and injunctive relief against the defendants.

We believe that the defendants will seek the same relief against us and our officers. On November 21, 2003, defendants Acquvest, Paul and Victoria Koch, and Manolis ("Removing Defendants") removed this case from Orange County Superior Court. hawse have filed a motion to remand the case back to Orange County Superior Court. No trial date has been set.

         C. ASCENDIANT CAPITAL GROUP, LLC, MARK BERGENDAHL, and BRADLEY WILHITE
v. COMPOSITE TECHNOLOGY CORPORATION and BENTON H. WILCOXON, Orange County Superior Court Case No. 03CC13314; filed November 4, 2003. Ascendiant, Bergendahl and Wilhite allege causes of action against defendants for breach of contract, specific performance, fraud and deceit, negligent misrepresentations, breach of covenant of good faith and fair dealing, and declaratory relief arising out of a business advisory and consulting agreement ("Agreement") allegedly executed between us and Ascendiant. Plaintiffs seek actual damages, punitive damages, statutory costs, attorneys' fees, and injunctive relief against us and our officers. We deny the material allegations and on November 10, 2003, we filed a case in Orange County Superior Court against Ascendiant, Bergendahl, and Wilhite, alleging causes of action for declaratory relief, breach of contract, fraudulent inducement, and economic coercion arising out of the Agreement as well as various unrelated business agreements between plaintiffs and Wilcoxon. We are seeking actual damages, punitive damages, statutory costs, attorneys' fees and injunctive relief against the plaintiffs. The principal parties are Ascendiant, Bergendahl, Wilhite, CTC, and Wilcoxon. On November 24, 2003, the court entered an order consolidating the cases. On January 15th, 2004, the parties agreed to submit all claims and cross-claims arising out of the Agreement to binding arbitration before a neutral arbitrator at JAMS - Orange County. The remaining claims and cross-claims not arising out of the Agreement remain pending before Judge Thomas Thrasher of Orange County Superior Court. Neither a trial date nor an arbitration date has been set.

         D. COMPOSITE TECHNOLOGY CORPORATION and BENTON H. WILCOXON v. Michael DeAngelo, Orange County Superior Court Case No. 03CC13319; filed November 4, 2003. We allege causes of action against DeAngelo for declaratory relief, economic duress, and fraudulent inducement arising out of a consulting services agreement executed by the parties on which we allege DeAngelo failed to perform. We are seeking actual damages, punitive damages, statutory costs, attorneys' fees and injunctive relief against Mr. DeAngelo. DeAngelo denies our material allegations and previously stated his intention to assert cross-claims against us. On December 23, 2003, we obtained a default in this case due to DeAngelo's failure to respond to the complaint. A default judgment is expected to be entered in early 2004 and, as such, no trial date is expected to be set.

         There was a settlement on April 8, 2003 concerning the previously reported matter of JARBLUM V. TRANSMISSION TECHNOLOGY CORPORATION, et al., Case No. SC-072087, that was filed on May 13, 2002 in the Superior Court of the State of California for the County of Los Angeles, West District. The principal parties were Plaintiff William Jarblum and Defendants TTC, CTC, and C. William Arrington. Plaintiff sought $250,000 in unpaid legal fees. The settlement agreed to by us on April 8, 2003 was for a total of $210,000 in a series of payments and warrants to purchase 49,999 shares of our common stock (series K) with a cashless exercise provision and an exercise price of $0.50 per share with an expiration date of September 30, 2005. The terms of the settlement are not in default as of February 5, 2004 and the balance due as of February 5, 2004 is $868,088 due as follows in five payments with due dates: $13,777 due 3/1/2004; $13,688 due 4/1/2004; $13,599 due 5/1/2004; $13,510 due 6/1/2004; $13,425 due
7/1/2004.

         Other than the matters discussed above, we are not aware of any material pending legal proceedings involving our company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Weed & Co. LLP has rendered an opinion on the validity of the securities being registered. Mr. Richard O. Weed of Weed & Co. LLP has received 300,000 shares of Composite Technology common stock and stock options to purchase 200,000 shares of Composite Technology' common stock at prices between $1.75 and $2.00 per share under the plan.

         The financial statements of Composite Technology are incorporated by reference in this prospectus as of and for the year ended September 30, 2002 have been audited by S.W. Hatfield CPA, an independent certified public and for the year ended September 30, 2003 have been audited by Singer, Lewak, Greenbaum & Goldstein LLP.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our company's Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for us or on our behalf. We will defend, indemnify and hold harmless our directors or officers of our company from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or be reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own gross negligence or willful misconduct.

         The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                      INFORMATION INCORPORTED BY REFERENCE

         The following documents are hereby incorporated by reference into this registration statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 (Registration No. 0-10999), filed with the Commission on February 4, 2004, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The amended Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed with the Commission on February 4, 2004

                  (c) The amended Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, filed with the Commission on February 3, 2004;

                  (d) The amended Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002, filed with the Commission on February 3, 2004;

                  (e) The amended Annual Report on Form 10-KSB for the year ended September 30, 2002, filed with the Commission on February 3, 2004;

                  (f) The amended Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002, filed with the Commission on February 3, 2004

                  (g) The amended Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002, filed with the Commission on February 3, 2004;

                  (h) The amended Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001, filed with the Commission on February 3, 2004;

                  (i) The amended Annual Report on Form 10-KSB for the transitional period from January 1, 2001 to September 30, 2001;

                  (j) The reports on Form 8-K filed with the Commission on October 27, 2003 and December 19, 2003;

                  (k) The amended Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed with the Commission on February 3, 2004;

                  (l) The registration statement and prospectus on Form S-8 (Registration No. 333-83504) pertaining to the 2002 Non-Qualified Stock Compensation Plan, filed with the Commission on February 27, 2002; and

                  (m) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and director, or significant shareholders. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting us or from the SEC as mentioned above.

         This prospectus constitutes a part of a registration statement on Form S-8 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

         No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION

         Not Applicable

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not Applicable

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         We are subject to the informational and reporting requirements of Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

            (a) The Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 (Registration No. 0-10999), filed with the Commission on February 4, 2004, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

            (c) The description of our common stock, $.001 par value, which is contained in our Registration Statement on Form 10-SB/A filed pursuant to
Section 12(g) of the Exchange Act, filed with the Commission on October 19, 2000, and any subsequent amendments or reports which may be or have been filed for the purpose of updating such description.

            All documents subsequently filed by us pursuant to Sections 13, 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Weed & Co. LLP has rendered an opinion on the validity of the securities being registered. Mr. Richard O. Weed of Weed & Co. LLP has received 300,000 shares of Composite Technology common stock and stock options to purchase 200,000 shares of Composite Technology' common stock at prices between $1.75 and $2.00 per share under the plan.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminates the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on our behalf. We will defend, indemnify and hold harmless our directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or be reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own gross negligence or willful misconduct.

         The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of ours to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         As noted in the Explanatory Note, exemption was not intended for the 1,504,780 Shares previously issued. However, the issuance of the Shares being offered by the reoffer prospectus were or will be deemed exempt from registration under the Securities Act in reliance upon either Section 4(2) of the Securities Act as transactions not involving any public offering and/or Rule 701 under the Securities Act as transactions made pursuant to a written compensatory plan or pursuant to a written contract relating to compensation.

         Not applicable for the remaining 3,495,220 Shares.

ITEM 8.           EXHIBITS

5.1           Opinion of Weed & Co. LLP.

23.1          Consent of S.W. Hatfield, CPA.

23.2          Consent of Weed & Co. LLP (contained in the opinion filed as
              Exhibit 5.0).

23.3          Consent of Singer, Lewak, Greenbaum & Goldstein LLP

ITEM 9.           UNDERTAKINGS

             The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February ___, 2004.

                                 COMPOSITE TECHNOLOGY CORPORATION


                                 By: /s/ Benton H Wilcoxon
                                    -------------------------------------------
                                     Benton H Wilcoxon, Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates stated:

         Name                          Title                       Date
         ----                          -----                       ----

/s/ Benton H Wilcoxon        Chief Executive Officer,        February ___, 2004
                             Chairman of the Board of
---------------------------  Directors, Secretary, Chief
Benton H Wilcoxon            Accounting Officer and
                             Acting Chief Financial Officer


/s/ C. William Arrington     President and Director          February ___, 2004
---------------------------
C. William Arrington

EXHIBITS

5.1            Opinion of Weed & Co. LLP.

23.1           Consent of S.W. Hatfield, CPA.

23.3           Consent of Weed & Co. LLP (contained in the opinion filed as
               Exhibit 5.0).

23.3           Consent of Singer, Lewak, Greenbaum & Goldstein LLP